UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374
El Paso, Texas 79930

(Address of principal executive offices) (zip code)

(814) 786-8849

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Effective as of December 22, 2017, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (8,500,000 shares); Mitchell Felder (8,500,000 shares), Heidi Carl (6,000,000 shares), John Borza (7,250,000 shares), Patricio Reyes (4,000,000 shares) and Jay Rosen (1,000,000 shares). We also issued warrants to purchase shares of our common stock to three members of our Scientific Advisory Board in the amounts indicated: Heleno Souza (2,500,000 shares), Carl Meyer (500,000 shares) and Katherine Meyer (500,000 shares). The exercise price of the foregoing warrants is One Half Cent ($0.005) per share. The warrants also have a cashless exercise option.

The warrants are being issued with respect to services provided in 2017 and vested immediately upon issuance. The issuance of the warrants was fully approved by our Board of Directors on December 22, 2017, the date a fully executed resolution authorizing the issuance was delivered to us.

Effective December 22, 2017, we also issued a warrant to John Pauly as an initial incentive award following his appointment to the Board of Directors, which will allow him to purchase 2,000,000 shares of our common stock. The terms of this warrant are the same as those in the warrants issued to the other directors, having an exercise price of One Half Cent ($0.005) and a cashless exercise option.

The issuances set forth above were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth under Item 3.02 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: December 27, 2017	By:	/s/ William Hartman
	Name:	William Hartman
	Its:	President and Chief Executive Officer

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